Exhibit 99.1

Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2020 Results

•	Revenue down $332 million, or 10.7% from prior year largely due to COVID-19 impacts
•	EPS of $0.22; adjusted EPS of $0.35, excluding first quarter special charges
•	Strong liquidity position, Q1 2020 ending cash balance of $2.4 billion

Providence, Rhode Island – April 30, 2020 – Textron Inc. (NYSE: TXT) today reported first quarter 2020 net income of $0.22 per share, compared to $0.76 per share in the first quarter of 2019. Adjusted net income, a non-GAAP measure, was $0.35 per share for the first quarter of 2020, which excludes $39 million of pre-tax special charges ($0.13 per share, after-tax) recorded in the first quarter, related to the impairment of intangible assets at Textron Aviation and Industrial due to economic disruptions caused by the COVID-19 pandemic.

“Our team is meeting the unprecedented challenges presented by this pandemic with a commitment to the health and safety of our employees and communities while meeting customer commitments,” said Textron Chairman and CEO Scott C. Donnelly. “We have taken measures to reduce cost and conserve cash, including temporary plant shutdowns and employee furloughs at many of our commercial businesses. While the effects of COVID-19 on many of our end markets has been unfavorable, Bell and Textron Systems delivered higher revenue and strong margin performance for the quarter in their military businesses.”

Cash Flow

Net cash used by operating activities of continuing operations of the manufacturing group for the first quarter was $393 million, compared to $196 million of net cash used last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, reflected a use of cash of $430 million compared to a use of cash of $291 million last year.

First Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $872 million were down $262 million in the first quarter of 2019, primarily due to lower volume and mix of $260 million, largely the result of lower Citation jet volume of $154 million and lower commercial turboprop volume of $99 million. The decrease in Citation jet and turboprop volume reflected a decline in demand related to the pandemic, disruption in our composite manufacturing production due to a plant accident that occurred in December 2019, and delays in the acceptance of aircraft related to COVID-19 travel restrictions.

Textron Aviation delivered 23 jets, down from 44 last year, and 16 commercial turboprops, down from 44 last year.

Segment profit was $3 million in the first quarter, down $103 million from a year ago, primarily due to the lower volume and the unfavorable impact of $23 million from performance, which includes $12 million of idle facility costs recognized in the first quarter of 2020 due to temporary manufacturing facility closures and employee furloughs resulting from the COVID-19 pandemic.

Textron Aviation backlog at the end of the first quarter was $1.4 billion.

Bell

Bell revenues were $823 million, up $84 million or 11% from last year, primarily on higher military volume, partially offset by lower commercial volume.

Bell delivered 15 commercial helicopters in the quarter, down from 30 last year.

Segment profit of $115 million was up $11 million, largely on higher military volume partially offset by the unfavorable impact of $8 million from performance and other. Performance and other included $25 million in lower net favorable program adjustments, partially offset by lower research and development costs.

Bell backlog at the end of the first quarter was $6.4 billion.

Textron Systems

Revenues at Textron Systems were $328 million, up $21 million or 7% from last year, primarily due to higher volume in most product lines.

Segment profit of $26 million was down $2 million from last year, as unfavorable performance was largely offset by the impact of higher volume.

Textron Systems’ backlog at the end of the first quarter was $1.4 billion.

Industrial

Industrial revenues were $740 million, a decrease of $172 million from last year, primarily related to lower volume and mix in the Fuel Systems and Functional Components product line from manufacturing facility closures related to the COVID-19 pandemic that began in China in January and expanded to European and North American locations by the end of the quarter.

Segment profit of $9 million was down $41 million from the first quarter of 2019, primarily related to the lower volume and mix. Industrial also realized approximately $13 million of unfavorable performance in the first quarter due to manufacturing facility closures and employee furloughs resulting from the COVID-19 pandemic, that was mostly offset by other favorable performance.

Finance

Finance segment revenues were down $3 million, and profit was down $3 million from last year’s first quarter.

Outlook

“Textron is well-prepared to handle this period of uncertainty. Our financial profile consists of ample liquidity and diversified revenue streams. We are confident in the actions we are taking during this downturn and we expect them to position us for success as we begin to exit this global shutdown,” said Textron Chairman and CEO Scott C. Donnelly.

Conference Call Information

Textron will host its conference call today, April 30, 2020 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 30, 2020 by dialing (402) 970-0847; Access Code: 1767619.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; and risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations.

Investor Contacts:

Eric Salander – 401-457-2288

Cameron Vollmuth – 401-457-2288

Media Contact:

David Sylvestre – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
REVENUES
MANUFACTURING:
Textron Aviation	$872	$1,134
Bell	823	739
Textron Systems	328	307
Industrial	740	912
	2,763	3,092

FINANCE	14	17
Total revenues	$2,777	$3,109

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$3	$106
Bell	115	104
Textron Systems	26	28
Industrial	9	50
	153	288

FINANCE	3	6
Segment Profit	156	294

Corporate expenses and other, net	(14)	(47)
Interest expense, net for Manufacturing group	(34)	(35)
Special charges (a)	(39)	-
Income before income taxes	69	212
Income tax expense	(19)	(33)
Net Income	$50	$179

Earnings Per Share	$0.22	$0.76

Diluted average shares outstanding	228,927,000	236,437,000

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended April 4, 2020
		Diluted EPS
Net income - GAAP	$50	$0.22
Add: Special charges, net of taxes (a)	30	0.13
Adjusted net income - Non-GAAP (b)	$80	$0.35

(a)	Special charges included the impairment of indefinite-lived trade name intangible assets totaling $32 million in the Textron Aviation segment and $7 million in the Industrial segment resulting from changes in valuation assumptions related to the economic and business disruptions caused by the COVID-19 pandemic.

(b)	Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 4, 2020	January 4, 2020
Assets
Cash and equivalents	$2,263	$1,181
Accounts receivable, net	870	921
Inventories	4,385	4,069
Other current assets	984	894
Net property, plant and equipment	2,483	2,527
Goodwill	2,150	2,150
Other assets	1,854	2,312
Finance group assets	957	964
Total Assets	$15,946	$15,018

Liabilities and Shareholders' Equity
Short-term debt and current portion of long-term debt	$1,396	$561
Accounts payable	1,322	1,378
Other current liabilities	1,797	1,907
Other liabilities	2,143	2,288
Long-term debt	2,956	2,563
Finance group liabilities	798	803
Total Liabilities	10,412	9,500

Total Shareholders' Equity	5,534	5,518
Total Liabilities and Shareholders' Equity	$15,946	$15,018

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 4,	March 30,
	2020	2019
Cash flows from operating activities:
Net income	$48	$175
Depreciation and amortization	89	100
Deferred income taxes and income taxes receivable/payable	9	6
Pension, net	(5)	(14)
Changes in assets and liabilities:
Accounts receivable, net	47	(33)
Inventories	(368)	(241)
Accounts payable	(49)	47
Dividends received from Finance group	-	50
Other, net	(164)	(286)
Net cash from operating activities	(393)	(196)
Cash flows from investing activities:
Capital expenditures	(50)	(59)
Other investing activities, net	(6)	3
Net cash from investing activities	(56)	(56)
Cash flows from financing activities:
Increase in short-term debt	603	100
Proceeds from long-term debt	643	-
Proceeds from borrowings against corporate-owned insurance policies	377	-
Principal payments on long-term debt and nonrecourse debt	(7)	-
Purchases of Textron common stock	(54)	(202)
Dividends paid	(5)	(5)
Other financing activities, net	(9)	9
Net cash from financing activities	1,548	(98)
Total cash flows from continuing operations	1,099	(350)
Total cash flows from discontinued operations	(1)	-
Effect of exchange rate changes on cash and equivalents	(16)	9
Net change in cash and equivalents	1,082	(341)
Cash and equivalents at beginning of period	1,181	987
Cash and equivalents at end of period	$2,263	$646

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended
	April 4,	March 30,
	2020	2019
Net cash from operating activities - GAAP	$(393)	$(196)
Less: Capital expenditures	(50)	(59)
Dividends received from TFC	-	(50)
Plus: Total pension contributions	12	13
Proceeds from the sale of property, plant and equipment	1	1
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$(430)	$(291)

(a)	Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 4,	March 30,
	2020	2019
Cash flows from operating activities:
Net income	$50	$179
Depreciation and amortization	90	102
Deferred income taxes and income taxes receivable/payable	10	8
Pension, net	(5)	(14)
Changes in assets and liabilities:
Accounts receivable, net	47	(33)
Inventories	(368)	(215)
Accounts payable	(49)	47
Captive finance receivables, net	-	(1)
Other, net	(169)	(289)
Net cash from operating activities	(394)	(216)
Cash flows from investing activities:
Capital expenditures	(50)	(59)
Finance receivables repaid	13	12
Other investing activities, net	(6)	5
Net cash from investing activities	(43)	(42)
Cash flows from financing activities:
Increase in short-term debt	603	100
Proceeds from long-term debt	643	-
Proceeds from borrowings against corporate-owned insurance policies	377	-
Principal payments on long-term debt and nonrecourse debt	(24)	(19)
Purchases of Textron common stock	(54)	(202)
Dividends paid	(5)	(5)
Other financing activities, net	3	10
Net cash from financing activities	1,543	(116)
Total cash flows from continuing operations	1,106	(374)
Total cash flows from discontinued operations	(16)	-
Effect of exchange rate changes on cash and equivalents	(1)	9
Net change in cash and equivalents	1,089	(365)
Cash and equivalents at beginning of period	1,357	1,107
Cash and equivalents at end of period	$2,446	$742

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure. We utilize the following definition for the non-GAAP financial measure included in this release:

Adjusted net income and adjusted diluted earnings per share

Adjusted net income and adjusted diluted earnings per share both exclude Special charges, net of taxes. We consider items recorded in Special charges such as enterprise-wide restructuring, certain asset impairment charges and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
• Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
• Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
• Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended April 4, 2020
		Diluted EPS
Net income - GAAP	$50	$0.22
Special charges, net of income taxes of $9M	30	0.13
Adjusted net income - Non-GAAP	$80	$0.35

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation:

	Three Months Ended
	April 4, 2020	March 30, 2019
Net cash from operating activities of continuing operations - GAAP	$(393)	$(196)
Less: Capital expenditures	(50)	(59)
Dividends received from TFC	-	(50)
Plus: Total pension contributions	12	13
Proceeds from the sale of property, plant and equipment	1	1
Manufacturing cash flow before pension contributions - Non-GAAP	$(430)	$(291)